UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2010

SENSATA TECHNOLOGIES HOLDING N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-34652	98-0641254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kolthofsingel 8, 7602 EM Almelo

The Netherlands

(Address of Principal executive offices, including Zip Code)

31-546-879-555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 14, 2010, the Compensation Committee of the Board of Directors of Sensata Technologies Holding N.V. (“STHNV”) appointed Martha Sullivan as President. Ms. Sullivan was previously appointed as Executive Vice President and Chief Operating Officer of STHNV on March 8, 2010, and she will continue in her role as Chief Operating Officer in addition to her appointment as President. Ms. Sullivan has served as Executive Vice President and Chief Operating Officer of Sensata Technologies, Inc. (“STI”), a wholly-owned indirect subsidiary of STHNV, since January 2007. Ms. Sullivan has served as Chief Operating Officer and a director of STI since April 27, 2006. Ms. Sullivan served as Sensor Products Manager for the S&C business of Texas Instruments Incorporated since June 1997 and as a Vice President of Texas Instruments since 1998.

There are no arrangements or understandings between Ms. Sullivan and any other persons pursuant to which Ms. Sullivan was appointed as President, and there have been no transactions and are currently no proposed transactions to which STHNV or any of its affiliates was or is a party in which Ms. Sullivan has a material interest. Ms. Sullivan is a party to an employment agreement with STI, dated May 12, 2006.

A press release dated September 27, 2010 announcing Ms. Sullivan’s appointment as President is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release of STHNV, dated September 27, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSATA TECHNOLOGIES HOLDING N.V.

/s/ JEFFREY COTE
Date: September 27, 2010	Name:	Jeffrey Cote
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of STHNV, dated September 27, 2010.

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